Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated November 13, 2025 relating to the Common stock, $0.001 par value per share, of Palvella Therapeutics, Inc. shall be filed on behalf of the undersigned.

SUVRETTA CAPITAL MANAGEMENT, LLC By: /s/ Andrew Nathanson
Name: Andrew Nathanson
Title: General Counsel and Chief Compliance Officer

AVERILL MASTER FUND, LTD. By: /s/ Andrew Nathanson
Name: Andrew Nathanson
Title: Authorized Signatory

AARON COWEN By: /s/ Aaron Cowen